                                                                      Exhibit 21


                         SUBSIDIARIES OF THE REGISTRANT





                                                                     State of
                       Name of subsidiary                          incorporation
--------------------------------------------------------           -------------
I.   AMCO Insurance Company                                            Iowa
     A.   Western Heritage Insurance Company                          Arizona
     B.   ALLIED General Agency Company                                Iowa
     C.   ALLIED Group Information Systems, Inc.                       Iowa
          1.   The Freedom Group, Inc.                                 Iowa
          2.   Midwest Printing Services, Ltd.                         Iowa

II.  ALLIED Property and Casualty Insurance Company                    Iowa

III. Depositors Insurance Company                                      Iowa

IV.  ALLIED Group Mortgage Company                                     Iowa

V.   ALLIED Group Leasing Corporation                                  Iowa